                                                                   EXHIBIT 10.35

                                 AMENDMENT NO. 1
                              TO THE NATIONAL CITY
                           SAVINGS AND INVESTMENT PLAN
               (as amended and restated effective January 1, 2001)
       ------------------------------------------------------------------



      National City Corporation, a Delaware corporation, and National City Bank, a national banking association, Trustee, hereby evidence the adoption of this Amendment No. 1 to the National City Savings and Investment Plan, as amended and restated effective January 1, 2001 (the "Plan").

                                    Part One

1. Effective September 25, 2002, Paragraph (1) of Section 5.6 of the Plan is hereby amended by deleting the last sentence therein in its entirety.

2. Effective January 1, 2003, Section 3.1 of Article III of the Plan is hereby amended by the deletion of the first sentence of said Section 3.1 and the substitution in lieu thereof of a new sentence to read as follows:

      "Upon enrollment pursuant to Section 2.2, a Participant shall agree pursuant to a Salary Reduction Agreement to have his Employer make Before-Tax Contributions to the Trust of up to 20% of his unreduced Credited Compensation (in 1% increments) by means of pay period payments of the elected percentage."

3. Effective January 1, 2002, Section 6.15 of the Plan is hereby amended by deletion of Paragraph (a) thereunder and the substitution in lieu thereof of a new Paragraph (a) to read as follows:

      "(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 6.15, a Distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover."

4. Effective January 1, 2002, Section 1.1 of Article I of the Plan is hereby amended by the deletion of paragraph (15)(a) thereunder and the substitution of a new paragraph (15)(a) to read as follows:

      "(a) Regular salary and regular straight-time hourly wages paid by an Employer to an Employee. Unless otherwise provided in the Plan, an Employee's Credited Compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement under the Plan or any similar agreement under Section 125, 132(f)(4), 402(e)(3), 401(h) or 403(b) of the Code. In addition, "Credited Compensation" shall include Variable Pay paid by an Employer to an Employee; provided, however, that except as provided in the following sentence, the amount of Variable Pay included in an Employee's Credited Compensation shall be limited to $75,000. Notwithstanding the foregoing sentence, with respect to periods while an Employee is classified by an Employer as being in one of the employment classifications listed below, effective for the times specified below applicable to each such classification, "Credited Compensation" shall include all Variable Pay paid by the Employer for work performed in that employment classification, provided that the total Credited Compensation taken into account under the Plan for any Plan Year for such an Employee shall be limited to the dollar amount set forth below opposite the employment classification applicable to the Employee.

                                                                Maximum Amount of Credited
         Effective                     Employment                 Compensation Taken into
           times                      Classification                 Account Per Year
           -----                      --------------                 ----------------
      1/1/2001 & after      Institutional Financial Consultant I          $150,000
                              (020107)
      1/1/2001 & after      Institutional Financial Consultant II         $150,000
                              (020108)
      1/1/2001 & after      Institutional Financial Consultant III        $150,000
                              (020109)
      1/1/2001 & after      Financial Consultant Sales Manager I          $150,000
                              (013182)
      1/1/2001 & after      Financial Consultant Sales Manager II         $150,000
                              (013184)
      1/1/2001 through      Financial Consultant Sales Manager III        $150,000
            12/31/2002        (013186)
      1/1/2001 & after      Financial Consultant I (013187)               $150,000

      1/1/2001 & after      Financial Consultant II (013188)              $150,000

      1/1/2001 & after      Financial Consultant III (013189)             $150,000

      1/1/2001 through      Institutional Equity Rep III (020128)         $150,000
           12/31/2002
      1/1/2001 & after      Financial Consultant/Syndicate Manager        $150,000
                              (020131)
      1/1/2003 & after      Market Financial Advisor I (021978)           $150,000

      1/1/2003 & after      Market Financial Advisor II (021983)          $150,000


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

      1/1/2003 & after      NatCity Site Manager (022051)                 $150,000


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
                                    Part Two

      Part Two of this Amendment reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA) and the Community Renewal Tax Relief Act of 2000 ("CRA"). This Part Two of this Amendment is intended as good faith compliance with the requirements of EGTRRA and CRA and is to be construed in accordance with EGTRRA, CRA and guidance issued thereunder. Except as otherwise provided, the provisions of Part Two of this Amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001. The provisions of this Part Two of this Amendment shall supercede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of Part Two of this Amendment.

5. Subsection (15) of Section 1.1 of the Plan is hereby amended by the deletion of Paragraph (b) thereunder and the substitution of a new Paragraph (b) to read as follows:

            "(b) Notwithstanding the foregoing provisions of this Subsection, the annual Credited Compensation of an Employee taken into account for any purpose for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost of living increases in accordance with Code section 401(a)(17(B). Annual Credited Compensation means Credited Compensation during the Plan Year or such other consecutive 12-month period over which Credited Compensation is otherwise determined under the Plan (the determination period). The cost of living adjustment in effect for a calendar years applies to the annual Credited Compensation for the determination period that begins with or within such calendar year."

6. Subsection (2) of Section 3.4 of the Plan is hereby amended by the deletion of the first sentence therein and the substitution of a new first sentence to read as follows:

            "The Trustee shall also, at the direction of the Committee, accept direct rollovers to the Plan pursuant to Code Sections 401(a)(31) and 402(c) (subject to the limit set forth in Code Section 402(c)(2) determined without application of subparagraphs (A) and (B) thereunder), from any trust held under a Comparable Plan in which the Employee was a participant, provided that such direct rollover is made by a Covered Employee."

7. Section 4.9 of the Plan is hereby amended by the deletion of Subsection (1) thereunder and the substitution of a new Subsection (1) to read as follows:

            "(1) Notwithstanding the provisions of Article III or the foregoing provisions of this Article IV, the annual addition that may be contributed or allocated to a Participant's Account under the Plan for any Plan Year (which shall be the limitation year) shall not exceed the lesser of: (a) $40,000, as adjusted for increases in the cost-of-living under Code
      Section 415(d), or (b) 100 percent of the Participant's compensation for the Plan Year. The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an annual addition."


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
8. Section 4.4 of the Plan is hereby amended by the addition of a new Subsection
(4) at the end thereof to read as follows:

            "(4) The multiple use test described in Treasury Regulation Section 1.401(m)-2 and this Section 4.4 of the Plan shall not apply for Plan Years beginning after December 31, 2001."

9. Section 6.11 of the Plan is hereby amended by deletion of Paragraph (a) thereunder and the substitution of a new Paragraph (a) to read as follows:

            "(a) the Participant is prohibited from making elective contributions and employee contributions to the Plan (or to any other qualified or nonqualified plan maintained by the Controlled Group) for a period of 6 months (or, for Hardship withdrawals made on or after January 1, 2001 but prior to January 1, 2002, for a period of 6 months or until January 1, 2002, if later) following receipt of the Hardship withdrawal, and"

10. Article VI of the Plan is hereby amended by the deletion of Section 6.7 thereunder in its entirety.

11. Section 6.15 of the Plan is hereby amended by the deletion of Paragraphs
(b)(1) and (2) thereunder and the substitution of new Paragraphs (b)(1) and (2) to read as follows:

            "(1) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any amount that is distributed on account of Hardship; and any other such amounts specified in Treasury Regulations and rulings, notices or announcements issued under Code Section 402(c). Notwithstanding the foregoing, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for accounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

            (2) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code; an individual retirement annuity described in Section 408(b) of the Code; an annuity plan described in Section 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan; or a qualified plan described in
      Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution."

12. Section 14.1 of the Plan is hereby amended by the deletion of Subsection (9) thereunder and the substitution of a new Subsection (9) to read as follows:

            "(9) Key Employee: An Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was (a) an officer of an Employer (limited to no more than 50 Employees (or, if lesser, the greater of 3 or 10 percent of the Employees)) having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), (b) a 5-percent owner of an Employer, or (c) a 1-percent owner of an Employer having annual Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder."

13. Section 14.1 of the Plan is hereby amended by the deletion of Subsection
(13) thereunder and the substitution of a new Subsection (13) to read as follows:

            "(13) Top-Heavy Account Balance: A Participant's (including a Participant who has received a total distribution from this Plan) or a Beneficiary's aggregate balance standing to his account as of the Valuation Date coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Employer Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in Code Section 412(c)(10)), provided, however, that such balance shall include the aggregate distributions made to such Participant or Beneficiary during the 1-year period ending on the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a Required Aggregation Group). In the case of a distribution made for reason other than separation from service, death or disability, this provision shall be applied by substituting "5-year period" for "1-year period"; provided further, that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the 1-year period ending on the Determination Date, his account (and/or the account of his Beneficiary) shall not be taken into account."

14. Section 14.5 of the Plan is hereby amended by the addition of a new Subsection (7) to read as follows:

            "(7) Matching Employer Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and Subsections (2) and (3) of the Plan. The preceding sentence shall apply with respect to Matching Employer Contributions under the Plan or, in accordance with Section 14.7, with respect to Matching Employer Contributions under another plan. Matching Employer Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Employer Contributions for purposes of the actual contribution test and other requirements of Section 401(m) of the Code."

15. Section 14.7 of the Plan is hereby amended by the deletion of Subsection (2) and the addition of a new Subsection (2) to read as follows:

            "(2) In the event that another Defined Contribution Plan (including a Defined Contribution Plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of
      Section 401(m) (11) of the Code are met) or Defined Benefit Plan maintained by the Controlled Group provides contributions or benefits on behalf of Participants in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 14.4; and the minimum contribution required for a Non-Key Employee in this Plan under Section 14.5 will be reduced or eliminated, in accordance with the requirements of Code Section 416 and the Regulations thereunder, if a minimum contribution or benefit is made or accrued in whole or in part in respect of such other plan(s)."

16. Section 4.9(3) of the Plan is hereby amended by the addition of a new sentence at the end thereof to read as follows:

      "For Plan Years beginning on and after January 1, 2001, compensation paid or made available during such Plan Years shall include elective amounts that are not includible in the gross income of an Employee by reason of
      Section 132(f)(4) of the Code."

17. Effective January 1, 2002, Article IX of the Plan is amended by the deletion of Sections 9.2 and 9.3 thereof and the substitution of new Sections 9.2 and 9.3 to read as follows:

            "9.2 Notification to Claimant. Unless such claim is allowed in full by the Committee, the Committee shall, within 90 days after such claim was filed (plus an additional 90 days in the event special circumstances are applicable, provided that notice of such extension of time indicating the specific circumstances requiring the extension and the date by which a decision shall be rendered is given to the claimant within the first 90-day period) cause written notice to be mailed to the claimant of the total or partial denial of the claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall state (a) the specific reasons(s) for the denial of the claim, (b) specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the denial of the claim was based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, (d) an explanation of the review procedure specified in Section 9.3 of the Plan; and (e) a statement of the claimant's right to sue under ERISA.

            9.3 Review Procedure. Within 180 days after the denial of his claim, the claimant (or the claimant's authorized representative) may appeal such denial by filing with the Company his written request for a review of his said claim. If the claimant does not file such a request with the Company within such 180-day period, the claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Committee on his claim. If such an appeal is so filed within such six months, an appropriate Named Fiduciary designated by the Company shall (a) conduct a full and fair review of such claim and the adverse benefits determination and (b) mail or deliver to the claimant a written decision on the matter based on the facts and pertinent provisions of the Plan and/or Trust Agreement within a period of 60 days after the receipt of the request for review unless special circumstances require an extension of time, in which case such decision shall be rendered not later than 120 days after receipt of such request. If an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Such decision (i) shall be written in a manner calculated to be understood by the claimant, (ii) shall state the specific reason(s) for the decision, (iii) shall make specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the decision is based (iv) shall advise the claimant of his right to receive information and copies of documents relevant to the claim (even if such information was not relied on in making determinations) and (v) shall inform the claimant of his right to sue under ERISA. To the extent permitted by applicable law, the determination upon review shall be final and binding on all interested persons. During such full review, the claimant or his duly authorized representative shall be provided with reasonable access to, and copies of, all documents, records, and other information relevant to his claim without charge (including items not used in the determination, even if not relied on in making the final determination or items demonstrating consistent application and compliance with the Plan's administrative processes and safeguards) and shall have the opportunity to submit issues and comments in writing."


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
      Executed at Cleveland, Ohio this _______ day of _________, 2002.


NATIONAL CITY BANK, TRUSTEE               NATIONAL CITY CORPORATION


By:_____________________________          By:_________________________________

Title:__________________________          Title:______________________________

                                          By:_________________________________

                                          Title:______________________________


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